UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2010

RODON, INC.

(Exact name of registrant as specified in charter)

Nevada	333-164454	80-0347923
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Grace 27/365A, P.O. Puthiyara, Calicut, Kerala, India	673004
(Address of principal executive offices)	(Zip Code)

+91 495 274-4949

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On November 23, 2010, Rodon, Inc. (the “Company”), pursuant to a special vote by written consent of the majority of its shareholders, appointed Tariq Tyab to its Board of Directors.  The appointment of Mr. Tyab brings the number of directors sitting on the Company’s Board of Directors to two.

Tariq Tyab has over 13 years of experience in corporate development and investor relations with both US and Canadian companies in a variety of industries such as medical technology, internet software start-ups, and oil and gas. From March 2009 to May 2010, Mr. Tyab served as VP of Chosen Foods Corporation, a private company, in the capacity of marketing & business development.  From August 2007 to March 2009, Mr. Tyab served as President of EZShow.com, leading a staff of 20 in all aspects of product development, fundraising and marketing.  From January 2005 to August 2007, Mr. Tyab served as Corporate Communications manager for Meridian Medical Inc., a publically traded company, in the role of investor relations and marketing.

Mr. Tyab will serve as our Director until his duly elected successor is appointed or he resigns.  There are no arrangements or understandings between him and any other person pursuant to which he was selected as a director.  There are no family relationship between Mr. Tyab and any of our officers or directors.  Mr. Tyab has not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RODON, INC.

Date: December 13, 2010	By: /s/ Ummer Veedu
Ummer Veedu, President